UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 8, 2017

CITIZENS FINANCIAL SERVICES, INC.

Pennsylvania	0-13222	23-2265045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 South Main Street, Mansfield, PA		16933
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code:		(570) 662-2121

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.                          Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Effective upon the closing on the transaction described in Item 8.01, Citizens Financial Services, Inc. ("Citizens") appointed David Z. Richards, Jr. to its Board of Directors for a term expiring in 2018 and First Citizens Community Bank ("FCCB") appointed Mr. Richards to its Board of Directors for a term expiring in 2018.  There are no arrangements or understandings between Mr. Richards and any other person pursuant to which he was appointed as a Director of Citizens and FCCB.  Mr. Richards serves as a member of the Credit Committee and the Trust Investment Committee of FCCB's Board of Directors.

(e)  On December 9, 2017, FCCB and Citizens (as guarantor) entered into a change in control agreement with David Z. Richards, Jr., Executive Vice President.

The agreement provides for a three-year term, which automatically renews on December 9th of each year to maintain a three-year term, unless either party notifies in writing the other party at least 90 days prior to December 9th of such party's intent not to renew the agreement beyond the existing term, or the agreement is terminated by FCCB for cause, death or disability, or if the agreement is terminated by the executive.

Under the agreement, if, within one year following a change in control (as defined in the agreement), the executive is involuntarily terminated, the executive's title, responsibilities, or salary are reduced, or reductions or changes are made to the executive's duties, location of employment or benefits as set forth in the agreement, the executive shall be entitled to receive a lump sum amount equal to one time the executive's base salary.  In addition, for a period of 18 months from the date of termination or until the executive secures substantially similar benefits through other employment, whichever shall occur first, the executive shall receive a continuation of health care, life and disability insurance in effect prior to his termination.

The above description is qualified in its entirety by reference to the change in control agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01.                          Other Events

Effective December 8, 2017, FCCB, the wholly-owned bank subsidiary of Citizens, purchased certain loans and other assets, and assumed the deposits and certain other liabilities, of the S&T Bank branch office located at 141 West Beaver Avenue, State College, PA, in accordance with the previously reported Purchase and Assumption Agreement dated as of July 27, 2017 between FCCB and S&T Bank.

Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Change In Control Agreement dated December 9, 2017 for David Z. Richards, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Citizens Financial Services, Inc.

December 11, 2017	By:	/s/ Randall E. Black
Randall E. Black
Chief Executive Officer & President